Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer of The Arena Group Holdings, Inc. (the “Company”) does hereby certify, to the best of such officer’s knowledge, that:

1.	The quarterly report on Form 10-Q of the Company for the quarterly period ended September 30, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 9, 2022	By:	/s/ Ross Levinsohn
Ross Levinsohn
Chief Executive Officer (Principal Executive Officer)